UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 1, 2012 (May 30, 2012)

CUBESMART
CUBESMART, L.P.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (CubeSmart)	001-32324	20-1024732
Delaware (CubeSmart, L.P.)	000-54662	34-1837021
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

460 E. Swedesford Road, Suite 3000, Wayne, Pennsylvania 19087
(Address of Principal Executive Offices)

(610) 293-5700
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officer Changes

On June 1, 2012, CubeSmart (the “Company”) announced that Dean Jernigan, its current Chief Executive Officer, notified the Company’s Board of Trustees that he intends to retire as CEO and as a member of the Company’s Board upon the expiration of his current employment agreement on December 31, 2013.

Christopher Marr, currently the Company’s President and Chief Investment Officer, has been named to the additional position of Chief Operating Officer. Mr. Marr’s promotion was made effective by the Company’s Board of Trustees on May 30, 2012.

A copy of the Company’s press release announcing these changes is filed as Exhibit 99.1 to this Form 8-K and incorporated by reference herein.

Grant to Dean Jernigan

On May 30, 2012, the Company’s Board of Trustees awarded Mr. Jernigan an equity-based performance award in the form of Performance Share Units or PSUs.  Each PSU represents the right to earn common shares of the Company, subject generally to Mr. Jernigan’s continued service with us through December 31, 2013 (the “Retirement Date”).  The number of common shares issued for each PSU will be determined based on the 30-day average price of the Company’s common shares on June 30, 2014 (the “Post-Retirement Measurement Date”).  The Board structured the award to promote the Company’s retention and succession planning activities and to solidify an effective leadership transition as well as be aligned with long-term shareholder interests.  Mr. Jernigan was granted 274,668 PSUs, which had a grant date fair value of $11.07 for each PSU. The number of common shares, if any, to be issued to Mr. Jernigan will equal the product of (i) 274,668 multiplied by (ii) a conversion factor (not to exceed 1.50) equal to the average closing price of the Company’s common shares for the 30-trading days preceding the Post-Retirement Measurement Date (the “Average Price”) divided by $11.32, provided that if the Average Price is less than $5.66 then no shares will be issued.  In the event of Mr. Jernigan’s death, disability, termination without cause or for good reason, or upon a change of control prior to the Post-Retirement Measurement Date, then the conversion factor shall be fixed at one.  The Company retains the right to settle the award in cash based on the market price of the common shares at the settlement date.

The foregoing description of the PSUs is qualified in its entirety by reference to the Performance Share Unit Award and Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.

Item 5.07                                             Submission of Matters to a Vote of Security Holders

At the Annual Meeting, the Company’s shareholders voted on: (1) the election of eight trustees, (2) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2012 and (3) a non-binding, advisory vote regarding the compensation of the Company’s named executive officers.  The voting results on these proposals were as follows:

Proposal 1.  Election of eight trustees

	Votes For	Withheld	Broker Non-Votes
William M. Diefenderfer III	96,179,325	717,384	8,360,365
Piero Bussani	96,050,934	845,775	8,360,365
John W. Fain	96,818,218	78,491	8,360,365
Dean Jernigan	96,814,294	82,415	8,360,365
Marianne M. Keler	96,696,436	200,273	8,360,365
David J. LaRue	96,697,198	199,511	8,360,365
John F. Remondi	96,172,753	723,956	8,360,365
Jeffrey F. Rogatz	96,056,857	839,852	8,360,365

Proposal 2.  Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012

Votes For	Votes Against	Abstentions
104,764,409	473,704	18,961

Proposal 3:  Advisory, non-binding vote on the compensation of the Company’s named executive officers

Votes For	Votes Against	Abstentions	Broker Non-Votes
95,265,637	1,556,775	74,297	8,360,365

Item 9.01                                             Financial Statements and Exhibits.

(d)           Exhibits. The following exhibit is being filed herewith.

Exhibit No.	Description
10.1	Performance Share Unit Award and Agreement, dated May 30, 2012, between CubeSmart and Dean Jernigan.*
99.1	Press Release dated June 1, 2012

* Management contract or compensatory plan or arrangement.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

CUBESMART

	By:	/s/ Jeffrey P. Foster
	Name:	Jeffrey P. Foster
	Title:	Senior Vice President, Chief Legal Officer & Secretary

Date: June 1, 2012

CUBESMART, L.P.

By: CUBESMART, its general partner

	By:	/s/ Jeffrey P. Foster
	Name:	Jeffrey P. Foster
	Title:	Senior Vice President, Chief Legal Officer & Secretary

Date: June 1, 2012

EXHIBIT INDEX

Exhibit No.	Description
10.1	Performance Share Unit Award and Agreement, dated May 30, 2012, between CubeSmart and Dean Jernigan.*
99.1	Press Release dated June 1, 2012

* Management contract or compensatory plan or arrangement.